PLAN AND AGREEMENT OF MERGER
                           BETWEEN
                        PAST-TELL LIMITED
                     (A Nevada Corporation)
                             and
                        PAST-TELL LIMITED
                      (A Utah Corporation)

This plan and agreement of merger made and entered into this 25th day of March, 1987, by and between Past-Tell Limited, a Nevada corporation (herein sometimes referred to as the "Nevada Corporation" or Surviving Corporation"), and Past-Tell Limited, a Utah corporation (herein sometimes referred to as the "Utah Corporation"), said corporations hereinafter sometimes referred to jointly as the "Constituent Corporations".

                            WITNESSETH:

Whereas, the Nevada Corporation is a corporation organized and existing under the laws of the State of Nevada, its Certificate of Incorporation having been filed in the office of the Secretary of State of the State of Nevada on March 24, 1987, and the registered office of the Nevada corporation being located at One Fast First Street, Reno, Nevada 89501, County of Washoe, and the name of its registered agent in charge thereof being The Corporation Trust Company; and

Whereas, the total number of shares of stock which the Nevada Corporation has authority to issue is 25,000,000 of which 375,000 shares are now issued and outstanding, all of which are owned by the Utah Corporation; and

Whereas, the sole purpose of the merger agreed to herein is to change the domicile of the Utah Corporation to Nevada; and

Whereas, the Utah Corporation is a corporation organized and existing under the laws of the State of Utah, its Articles of Incorporation having been filed in the office of the Secretary of State of the State of Utah on the 5th day of July, 1984, and a Certificate of Incorporation having been issued by said Secretary of State on that date; and

Whereas, the aggregate number of shares which the Utah
Corporation has authority to issue is 25,000,000 of which 3,335,000 shares are presently issued and outstanding and entitled to vote on the Plan and Agreement of Merger; and

Whereas, the Board of Directors of each of the Constituent Corporations deems it advisable that the Utah Corporation be merged into the Nevada Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statues of the States of Nevada and Utah respectively, which permit such merger;

Now therefore, in consideration of the promises and of the agreements, convenants and provisions hereinafter contained, the Nevada Corporation and the Utah Corporation, by their respective Boards of Directors have agreed and do hereby agree, each with the other as follows:

                                ARTICLE I

The Utah Corporation and the Nevada Corporation shall be merged into a single corporation, in accordance with applicable provision of the laws of the State of Utah and of the State of Nevada, by the Utah Corporation merging into the Nevada Corporation, which shall be the Surviving Corporation. Such merger shall be effective upon the according of a certificate of Ownership and Merger with the Secretary of State of Nevada.

                              ARTICLE II

Upon the merger becoming effective as provided by the applicable laws of the State of Utah and of the State of Nevada
(the time when the merger shall so become effective being sometimes herein referred to as the "effective date of the merger"):

1. The two Constituent Corporations shall be a single corporation, which shall be the Nevada Corporation as the surviving corporation, and the separate existence of the Utah Corporation shall cease except to the extent provided by the laws of the State of Utah applicable to a corporation after its merger into another corporation.

2. The Nevada Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public or a private nature, of each of the Constitute Corporations. All property, real or personal, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

3. The Nevada Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights or creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares of otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation.

5. The By-Laws of the Nevada Corporation as existing and constituted immediately prior to the effective date of merger shall by and constitute the By-Laws are attached hereto as Exhibit A and by this reference made a part hereof.
6. The Board of Directors and the members thereof, and the officers of the Nevada Corporation or Surviving Corporation shall be as follows: Lee Perking-President and Director, Don Schroader-Vice President and Director, and C. Patrick
Reynolds-Secretary/Treasurer and Director, and Dale
Robertson-Director; immediately prior to the effective date of merger shall be and constitute the Board of Directors, and the members thereof, and the officers of the Surviving
Corporation.

                       ARTICLE III

The Certificate of Incorporation of the Nevada Corporation shall not be amended in any respect, by reason of this Plan and Agreement of Merger, and said Certificate of Incorporation, as filed in the office of the secretary of State of the State of Nevada on March 24, 1987, shall constitute the Certificate of Incorporation of the Surviving Corporation, until further amended in the manner provided bylaw, and is set forth in Exhibit B attached hereto and by this reference made a part hereof. The Certificate of Incorporation as set forth in said Exhibit B and separate and apart from this Plan and Agreement of Merger, may be certified separately as the Certificate of Incorporation of the Surviving Corporation.

                         ARTICLE IV

The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:

1. The 375,000 shares of stock of the Nevada Corporation now owned and held by the Utah Corporation shall be cancelled and no shares of stock of the Nevada Corporation shall be issued in respect, thereof, and the capital of the Nevada Corporation shall be deemed to be reduced by the amount of Three Hundred Seventy-Five Dollars ($375), the amount represented by said 375,000 shares of stock.

2. Each share of the Utah Corporation shall be converted into one fully paid and nonassessable share of capital stock of the Nevada Corporation. After the effective date of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Utah Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares to the Utah Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered; each outstanding certificate which, prior to the effective date of the merger, represented shares of the Utah Corporation shall be deemed for all corporate purposes, to represent the ownership of the common stock of the Surviving Corporation on the basis hereinbefore provided.

                          ARTICLE V

The Utah Corporation shall pay all expenses of carrying this agreement of merger into effect and accomplish the merger herein provided for.

                          ARTICLE VI

If at any time the Surviving Corporation should consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Utah Corporation, the proper officers and directors of the Utah Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

                           ARTICLE VII

This Plan and Agreement of Merger has been submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Nevada. Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement of Merger may be abandoned by either of the constituent corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective boards of directors, at any time prior to the effective date of the merger.

In witness whereof, the Nevada Corporation and the Utah Corporation pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused this Plan of Agreement of Merger to be executed by the President and Attested by the secretary of each party hereto, and the corporate seal affixed.

PAST-TELL LIMITED                       PAST-TELL LIMITED
A Utah Corporation                     A Nevada Corporation
By: /s/  Lee Perkins                  By: /s/  Lee Perkins
Lee Perkins, President                Lee Perkins, President


By: /s/  C. Patrick Reynolds          By: /s/  C. Patrick Reynolds
C. Patrick Reynolds, Secretary       C. Patrick Reynolds, Secretary

State of Utah            )
                         )   ss.
County of Salt Lake City )


On the 12th day of March, 1987 personally appeared before me, a Notary Public, Lee Perkins, the President of Past-Tell Limited, a Utah Corporation, and Past-Tell Limited, a Nevada Corporation, who duly acknowledged to me that he executed this Agreement pursuant to a Resolution of the Board of Directors of said Corporations and shareholder approval thereof.

/s/
Notary Public

State of Utah            )
                         )   ss.
County of Salt Lake City )

On the 12th day of March, 1987, personally appeared before me, a Notary Public, C. Patrick Reynolds, the Secretary of Past-Tell Limited, a Utah Corporation, and Past-Tell Limited, a Nevada Corporation, who duly acknowledged to me that he executed this Agreement pursuant to a Resolution of the Board of Directors of said Corporations and shareholder approval thereof.


/s/
Notary Public